UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CuRRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

SMART GLOBAL HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	001-38102	98-1013909
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification Number)
c/o Maples Corporate Services Limited P.O. Box 309 Ugland House Grand Cayman		KY1 -1104 Cayman Islands (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (510) 623-1231

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

SMART Global Holdings, Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) on January 29, 2019 at the DoubleTree Hotel, 39900 Balentine Drive, Newark, CA 94560. At the meeting, the Company’s shareholders voted on the following four proposals and cast their votes as follows:

Proposal 1 : Election of three Class II directors to the Company’s Board of Directors, each to serve until the Company’s 2022 annual meeting of shareholders and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. The director nominees were:

Nominee	For	Against	Abstain	Broker Non-Votes
Randy Furr	16,108,128	1,781,711	8,373	3,126,213
Ajay Shah	14,121,911	3,769,239	7,062	3,126,213
Jason White	13,621,904	4,151,651	124,657	3,126,213

Each director nominee was elected a Class II director of the Company.

Proposal 2: Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2019:

For	Against	Abstain
20,944,530	53,275	26,620

This proposal was approved.

Proposal 3: Vote on the frequency of an advisory vote regarding compensation for named executive officers:

1 Year	2 Years	3 Years	Abstain
17,826,479	16,095	44,425	11,213

The Company’s shareholders voted to have the advisory vote take place every year.

Proposal 4: Approval of the amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan to increase the shares available for issuance by 1,500,000:

For	Against	Abstain	Broker Non-Votes
12,416,600	5,469,515	12,097	3,126,213

The Company’s shareholders approved the amendment to the SMART Global Holdings, Inc. Amended and Restated 2017 Share Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SMART Global Holdings, Inc.

By:	/s/ Bruce Goldberg
	Name:	Bruce Goldberg
	Title:	Vice President, Chief Legal Officer and Chief Compliance Officer

	Date:	January 30, 2019